Exhibit 16.1

**Cost Reduction Solutions**

**Michael F. Albanese, CPA**

18 Lisa Court Parsippany, NJ 07054

Phone (201) 406-5733; Fax 973-887-9103

E-mail: mike@costreductionsolutions.com

Website:www.costreductionsolutions.com

April 18, 2008

Securities and Exchange Commission
100 F. Street N.E.
Washington, D.C. 20549

Re: NuTech Digital, Inc.

Ladies and Gentlemen:

I was previously principal accountant for NuTech Digital, Inc. (the "Company"). On March 3, 2008, I resigned as principal accountant. I have read the Company's statement included under the first paragraph of Item 4.01 of its Form 8-K/A dated April 18, 2008 and agree with such statements.

Very truly yours,

Michael F. Albanese, C.P.A.